                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          SIMON DEBARTOLO GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          SIMON DEBARTOLO GROUP, INC.
                           115 WEST WASHINGTON STREET
                          INDIANAPOLIS, INDIANA 46204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders of Simon DeBartolo Group, Inc.:

     Please take notice that the 1997 Annual Meeting of Shareholders of Simon DeBartolo Group, Inc. (the "Company") will be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday, May 14, 1997, at 11:00 a.m., Indianapolis time, to consider the following proposals:

          (1) to elect a total of seven (7) directors (one (1) to be elected by the holders of all classes of voting securities, four (4) to be elected by the holders of Class B Common Stock and two (2) to be elected by the holders of Class C Common Stock) each to serve until the next annual meeting of shareholders;

          (2) to ratify the appointment of Arthur Andersen LLP as independent accountants for 1997; and

          (3) to transact such other business as may come before the meeting.

     Only shareholders of record at the close of business on March 17, 1997, will be entitled to vote at the meeting or any adjournment or postponement thereof.

     WE CORDIALLY INVITE YOU TO ATTEND THE MEETING, BUT REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT, PLEASE PROMPTLY DATE, MARK, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS A PROXY MAY REVOKE THE AUTHORITY GRANTED THEREUNDER AT ANY TIME PRIOR TO ITS USE BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE UNDERSIGNED AT 115 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA 46204, BY EXECUTING AND DELIVERING A PROXY BEARING A LATER DATE OR BY ATTENDING AND VOTING AT THE MEETING. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     The Annual Report to Shareholders for the year ended December 31, 1996, is also enclosed.

Dated: March 31, 1997.

                                          By Order of the Board of Directors
                                          of Simon DeBartolo Group, Inc.

                                          James M. Barkley, Secretary

                          SIMON DEBARTOLO GROUP, INC.
                           115 WEST WASHINGTON STREET
                          INDIANAPOLIS, INDIANA 46204

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1997

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Simon DeBartolo Group, Inc. (the "Company") for use at the 1997 annual meeting of shareholders and at any adjournment or postponement thereof (the "Meeting") to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Wednesday, May 14, 1997, at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, at 11:00 a.m., Indianapolis time. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy are to be mailed on or about March 31, 1997, to shareholders of record on March 17, 1997.

     Valid Proxies will be voted at the Meeting as specified thereon. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise or by executing and delivering a Proxy bearing a later date. Attendance at the Meeting by a shareholder will not constitute a revocation of a Proxy unless such shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

VOTING SECURITIES

     The holders of record of shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), Class B Common Stock, par value $0.0001 per share ("Class B Common Stock"), Class C Common Stock, par value $0.0001 per share ("Class C Common Stock") and Series A Preferred Stock, par value $0.0001 per share ("Series A Preferred Stock," together with the Common Stock, the Class B Common Stock and the Class C Common Stock, "Voting Stock") outstanding at the close of business on March 17, 1997, are entitled to vote at the Meeting. On that date, there were outstanding 93,801,787 shares of Common Stock, 3,200,000 shares of Class B Common Stock, 4,000 shares of Class C Common Stock and 4,000,000 shares of Series A Preferred Stock. As to matters subject to approval by the holders of Voting Stock, holders of Common Stock, Class B Common Stock and Class C Common Stock are entitled to one vote per share and holders of Series A Preferred Stock are entitled to an aggregate of 3,809,523 votes. Accordingly, the Voting Stock outstanding on the record date represents an aggregate of 100,815,310 votes. The presence at the Meeting in person or by proxy of a majority of all the votes entitled to be cast at the Meeting or 50,407,656 votes will constitute a quorum for the transaction of business.

     Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named in the Proxy and FOR the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1997.

     All of the Class B Common Stock is owned by Melvin Simon, Herbert Simon and David Simon, all of whom are executive officers of the Company, as voting trustees. All of the Class C Common Stock is owned by The Edward J. DeBartolo Corporation. All of the Series A Preferred Stock is held by a single institutional investor. The Company is not soliciting Proxies in respect of the Class B Common Stock, the Class C Common Stock or Series A Preferred Stock, although such shares are expected to be represented at the Meeting.

REQUIRED VOTE

     A plurality of the votes is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceed the number of votes against. Abstentions and broker non-votes will be treated as shares not voted and will have no effect on such voting. Holders of Class B Common Stock have informed the Company that they intend to cause all such shares to be voted in favor of the nominee for Independent Director and the nominees for Class B Directors named below. Holders of Class C Common Stock have informed the Company that they intend to cause all such shares to be voted in favor of the nominee for Independent Director and the nominees for Class C Directors.

OTHER BUSINESS

     The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                          COSTS OF PROXY SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. It is expected that solicitation will be made primarily by mail, but employees of the Company or other representatives of the Company may also solicit Proxies without additional compensation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition, the Company has retained Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies. Such firm will be paid a fee of $3,500 for its services. The telephone number of Beacon Hill Partners, Inc. is (212) 843-8500.

                           INCORPORATION BY REFERENCE

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of Compensation Committee on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock and the units of limited partnership interest ("Units") of the Company's majority-owned subsidiary, Simon DeBartolo Group, L.P. (the "Operating Partnership") as of March 17, 1997, by (1) each director and nominee for director, (2) the executive officers named in the Summary Compensation Table and (3) the directors and executive officers of the Company, as a group. Unless otherwise indicated in the footnotes, shares or Units are owned directly, and the indicated person has sole voting and investment power.

                                     NUMBER OF SHARES      PERCENT OF                              PERCENT OF
                                     OF VOTING STOCK      VOTING STOCK                               UNITS
              NAME OF                  BENEFICIALLY       BENEFICIALLY      NUMBER OF UNITS       BENEFICIALLY
         BENEFICIAL OWNER             OWNED(1)(2)(3)        OWNED(4)       BENEFICIALLY OWNED       OWNED(5)
-----------------------------------  ----------------     ------------     ------------------     ------------
Birch Bayh.........................         11,000               *                      0               --
Edward J. DeBartolo, Jr............      1,561,160(6)          1.5%             1,561,160                *
William T. Dillard, II.............         17,200(7)            *                      0               --
G. William Miller..................          5,440               *                      0               --
Fredrick W. Petri..................          9,520               *                      0               --
Terry S. Prindiville...............         12,000               *                      0               --
David Simon........................      2,236,770(8)          2.2%             2,013,010              1.3%
Herbert Simon......................      5,597,851(9)          5.3%             5,554,250(9)           3.5%
Melvin Simon.......................      7,153,795(9)          6.6%             7,116,385(9)           4.5%
J. Albert Smith, Jr................         12,000               *                      0               --
Richard S. Sokolov.................        169,427               *                 60,835                *
M. Denise DeBartolo York...........      1,306,271(6)          1.3%             1,290,439(6)             *
Philip J. Ward.....................          1,802               *                      0               --
Randolph L. Foxworthy..............        202,973               *                 71,463                *
William J. Garvey..................        117,480               *                 21,200                *
James A. Napoli....................         69,110               *                      0               --
All directors and executive
  officers as a group (19
  persons).........................     52,740,782(10)        35.1%            48,493,583             30.7%

---------------
  *  Less than one percent

 (1) Includes the following shares of Common Stock that may be purchased pursuant to stock options that are exercisable within 60 days: Birch
     Bayh -- 11,000; William T. Dillard, II -- 11,000; G. William
     Miller -- 1,360; Fredrick W. Petri -- 1,360; Terry S.
     Prindiville -- 11,000; David Simon -- 200,000; J. Albert Smith,
     Jr. -- 11,000; Philip J. Ward -- 1,360; Randolph L. Foxworthy -- 100,000; William J. Garvey -- 75,000; James A. Napoli -- 50,000; and all directors and executive officers as a group -- 679,330.

 (2) Includes the following shares of Common Stock that may be received upon exchange of Units held by the following persons on March 17, 1997: Edward
     J. DeBartolo, Jr. -- 1,561,160; David Simon -- 2,013,010; Melvin
     Simon -- 7,116,385; Herbert Simon -- 5,554,250; Richard S.
     Sokolov -- 60,835; M. Denise DeBartolo York -- 1,290,439; Randolph L. Foxworthy -- 71,463; William J. Garvey -- 21,200; and all directors and executive officers as a group -- 48,493,583. Units held by limited partners are exchangeable either for shares of Common Stock (on a one-to-one basis) or for cash as selected by the Independent Directors.

 (3) Includes the following restricted shares which are subject to vesting requirements: David Simon -- 19,110; Randolph L. Foxworthy -- 19,110; William J. Garvey -- 19,110; James A. Napoli -- 19,110; and all directors and executive officers as a group -- 117,145.

 (4) At March 17, 1997, there were 93,801,787 shares of Common Stock, 3,200,000 shares of Class B Common Stock, 4,000 shares of Class C Common Stock and 4,000,000 shares (entitled to cast 3,809,523 votes) of Series A Preferred Stock outstanding. Upon the occurrence of certain events, shares of Class B Common Stock and Class C Common Stock convert automatically into Common Stock (on a share-for-share basis). The percentages in this column assume the exercise of stock options and exchange of Units for shares of Common Stock.

 (5) At March 17, 1997, there were 157,979,837 outstanding Units of which the Company owned, directly or indirectly, 97,005,787 or 61.4%. The percentages in this column assume that no Units are exchanged for shares of Common Stock.

 (6) Does not include shares of Voting Stock and Units held by DeBartolo, Inc. and certain related persons and entities. See "PRINCIPAL SHAREHOLDERS."

 (7) Does not include 10,000 shares of Common Stock owned by Mr. Dillard's spouse who has sole voting and investment power of such shares.

 (8) Includes Units owned by trusts of which David Simon is a beneficiary.

 (9) Does not include shares of Voting Stock and Units held by Melvin Simon & Associates, Inc. See "PRINCIPAL SHAREHOLDERS."

(10) Includes shares of Voting Stock and Units held by DeBartolo, Inc. and Melvin Simon & Associates, Inc. See "PRINCIPAL SHAREHOLDERS."

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning each person (including any group) known to the Company to beneficially own more than five percent (5%) of any class of Voting Stock as of March 17, 1997. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

                                                                  AMOUNT AND       PERCENT OF
                                                                  NATURE OF       VOTING STOCK
                        NAME AND ADDRESS OF                       BENEFICIAL      BENEFICIALLY
                         BENEFICIAL OWNER                        OWNERSHIP(1)       OWNED(2)
    -----------------------------------------------------------  ------------     ------------
    DeBartolo, Inc. et al.(3)..................................   22,227,720(4)       18.0%
    7620 Market Street
    Youngstown, OH 44513
    Melvin Simon & Associates, Inc.(5).........................   14,651,581(6)       13.0%
    115 W. Washington Street
    Indianapolis, IN 46204
    Stichting Pensioenfonds ABP................................    5,903,258(7)        5.8%
    P.O. Box 2889
    6401 D J Harleen
    The Netherlands
    T. Rowe Price Associates, Inc..............................    5,105,818(8)        5.4%
    100 E. Pratt Street
    Baltimore, MD 21202

---------------
(1) Voting Stock includes shares of Common Stock, Class B Common Stock, Class C Common Stock, and Series A Preferred Stock. Upon the occurrence of certain events, shares of Class B Common Stock and Class C Common Stock convert automatically into Common Stock (on a share-for-share basis). On and after October 27, 1997, shares of Series A Preferred Stock are convertible into Common Stock (on a 0.9523809-to-one basis). The amounts in the table also include shares of Common Stock that may be issued upon the exchange of Units. Units held by limited partners are exchangeable either for shares of Common Stock (on a one-to-one basis) or for cash as selected by the Independent Directors.

(2) The percentages in this column assume the exercise of stock options and exchange of Units for shares of Common Stock.

(3) According to a Schedule 13D dated August 9, 1996, the beneficial owners of the securities are DeBartolo, Inc. ("DI"), certain subsidiaries of DI, held directly or indirectly through The Edward J. DeBartolo Corporation, the estate of the late Edward J. DeBartolo, members of the DeBartolo family, including

    Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or partnerships in which the foregoing persons hold partnership interests.

(4) Includes 22,204,859 shares of Common Stock issuable upon exchange of Units and 4,000 shares of Class C Common Stock.

(5) Melvin Simon & Associates, Inc., is owned 69% by Melvin Simon and 31% by Herbert Simon.

(6) Includes 11,451,581 shares of Common Stock issuable upon exchange of Units and 3,200,000 shares of Class B Common Stock.

(7) According to a Schedule 13F filed for the period ending December 31, 1996, the reporting person owns 1,903,258 shares of Common Stock and 4,000,000 shares of Series A Preferred Stock.

(8) According to a Schedule 13G dated February 14, 1997, T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power of 704,592 shares of Common Stock, shared voting power of 0 shares, sole dispositive power of 5,105,818 shares and shared dispositive power of 0 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investment and/or sole power to vote the securities. Price Associates disclaims that it is the beneficial owner of such securities.

                             ELECTION OF DIRECTORS

     Under the Company's Charter, as amended in connection with the merger (the "Merger") in August 1996 with DeBartolo Realty Corporation ("DRC"), the Board of Directors consists of thirteen members, seven of whom are to be elected by the holders of all classes of Voting Stock voting together (the "Independent Directors"), four by the holders of the Class B Common Stock voting as a single class (the "Class B Directors") and two by the holders of the Class C Common Stock voting as a single class (the "Class C Directors"). Through 1999, the seven Independent Directors have been classified into three groups of one or two members, each of whom is serving a term of office initially expiring either at the first, second or third annual meeting of shareholders following the Merger. Class B Directors and Class C Directors each serve a term of office expiring at the next annual meeting of shareholders.

     At the Meeting, one Independent Director is to be elected by the holders of Voting Stock, four Class B Directors are to be elected by the holders of Class B Common Stock and two Class C Directors are to be elected by the holders of Class C Common Stock. Each director will serve until the 1998 annual meeting of shareholders and until his or her successor has been elected.

     By virtue of a voting trust agreement, the shares of Class B Common Stock are held until December 20, 2003, by a voting trust and such trust is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors of the Company.

     Set forth below are the names of and certain other information regarding the nominees for director. Information about each such person's ownership of equity securities of the Company appears elsewhere in this Proxy Statement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED BELOW.

NOMINEE FOR INDEPENDENT DIRECTOR TO BE ELECTED BY THE HOLDERS OF VOTING STOCK

     Birch Bayh, 69, has been a director of the Company since 1993. He has been the senior partner in the Washington, D.C. law firm of Bayh, Connaughton, & Malone, P.C. for more than five years. He served as a United States Senator from Indiana from 1963 to 1981. Mr. Bayh also serves as a director of ICN Pharmaceuticals, Inc. and Acordia, Inc.

NOMINEES FOR CLASS B DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

     Melvin Simon, 70, is the Co-Chairman of the Board of the Company and has been a director since the Company's incorporation. In addition, he is the Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company he founded in 1960 with his brother, Herbert Simon.

     Herbert Simon, 62, is the Co-Chairman of the Board of the Company and has been a director since the Company's incorporation. Mr. Simon served as Chief Executive Officer from the Company's incorporation through January 2, 1995, when he was appointed Co-Chairman of the Board. In addition, Mr. Simon is the Co-Chairman of the Board of MSA. Mr. Simon is also a director of Kohl's Corporation, a specialty retailer.

     David Simon, 35, is the Chief Executive Officer of the Company and has been a director since the Company's incorporation. Mr. Simon served as President of the Company from the Company's incorporation until 1996 and was appointed Chief Executive Officer on January 3, 1995. In addition, he has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of MSA since 1990. From 1988-1990, Mr. Simon was Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. He is the son of Melvin Simon, the nephew of Herbert Simon and a director of Healthcare Compare Corp.

     Richard S. Sokolov, 47, has been a director of the Company since the Merger. He served as the President and Chief Executive Officer and a director of DRC from its incorporation until the Merger. Prior to that he had served as Senior Vice President, Development of EJDC since 1986 and as Vice President and General Counsel since 1982. In addition, Mr. Sokolov is a trustee and a member of the Executive Committee of the International Council of Shopping Centers.

NOMINEES FOR CLASS C DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS C COMMON STOCK

     Edward J. DeBartolo, Jr., 50, has been a director of the Company since the Merger. He served as the Chairman of the DRC Board of Directors from its incorporation until the Merger. Mr. DeBartolo has been President and Chief Executive Officer of EJDC since 1994 and a director of EJDC since 1973. He previously served as President and Chief Administrative Officer of EJDC since 1979. He has been associated with EJDC in an executive capacity since 1973. Mr. DeBartolo is Chairman of the San Francisco 49ers professional football team and is also Chairman and Chief Executive Officer of DeBartolo Entertainment, Inc. EJDC owns a majority of the interests in the San Francisco 49ers. Mr. DeBartolo, Jr. is the son of the late Edward J. DeBartolo and the brother of M. Denise DeBartolo York.

     M. Denise DeBartolo York, 46, has been a director of the Company since the Merger. She served as a director of DRC from February 1995 until the Merger. She serves as Chairman of the Board of EJDC and DeBartolo, Inc. Ms. DeBartolo York previously served EJDC as Executive Vice President of Personnel/Communications and has been associated with EJDC in an executive capacity since 1975. She is the daughter of the late Edward J. DeBartolo and the sister of Edward J. DeBartolo, Jr.

INDEPENDENT DIRECTORS CONTINUING IN OFFICE UNTIL 1998

     William T. Dillard, II, 52, has been a director of the Company since 1993. He is President and Chief Operating Officer of Dillard Department Stores, Inc., a retailing chain, a position he has held since 1977. Mr. Dillard also serves as a director of Dillard Department Stores, Inc., Frederick Atkins, Inc., Texas Commerce Bancshares, Inc., Acxiom Corporation and Barnes & Noble, Inc.

     G. William Miller, 72, has been a director of the Company since the Merger. He has been Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. He is a former Secretary of the U.S. Treasury and a former Chairman of the Federal Reserve Board. From January 1990 until February 1992, he was Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. Mr. Miller is Chairman of the Board and a director of Waccamaw Corporation. He is also a director of GS Industries, Inc., Kleinwort Benson Australian Income Fund, Inc. and Repligen Corporation.

     Terry S. Prindiville, 61, has been a director of the Company since 1993. He retired as Executive Vice President and Director of Support Services of J.C. Penney Company, Inc., a retailing chain, a position he held from 1988 until 1995. He is also the Chairman of the Board of Directors of JCP Realty, Inc., a wholly-owned subsidiary of J.C. Penney Company, Inc. which is a Unit holder, and a director of Eckerd Corporation.

INDEPENDENT DIRECTORS CONTINUING IN OFFICE UNTIL 1999

     Fredrick W. Petri, 50, has been a director of the Company since the Merger. He is a partner of Petrone, Petri & Company, a real estate investment firm he founded in 1993, and an officer of Housing Capital Company since its formation in 1994. Prior thereto, he was an Executive Vice President of Wells Fargo Bank, where for over 18 years he held various real estate positions. Mr. Petri is currently a trustee of the Urban Land Institute and a director of Storage Trust Realty. He previously was a member of the Board of Governors and a Vice President of the National Association of Real Estate Investment Trusts and a director of the National Association of Industrial and Office Park Development. He is a director of the University of Wisconsin's Real Estate Center.

     J. Albert Smith, Jr., 56, has been a director of the Company since 1993. He is the President of Bank One, Indianapolis, NA, a commercial bank, a position he has held since September 30, 1994. Prior to his current position, he was the President of Banc One Mortgage Corporation, a mortgage banking firm, a position he held since 1975.

     Philip J. Ward, 48, has been a director of the Company since the Merger. He is Senior Managing Director, Head of Real Estate Investments, for CIGNA Investments, Inc., a wholly-owned subsidiary of CIGNA Corporation. He is a member of the International Council of Shopping Centers, the Urban Land Institute, the National Association of Industrial and Office Parks and the Society of Industrial and Office Realtors. He is a director of the Connecticut Investment Fund and Wyndham Hotel Corporation.

ATTENDANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings during 1996. The Board of Directors has established four standing committees, the Compensation Committee, the Audit Committee, the Executive Committee and the Nominating Committee. All directors attended 75% or more of the meetings of the Board and each committee on which they served.

     The Compensation Committee, which currently consists of Messrs. Bayh, DeBartolo, Prindiville, Herbert Simon and Ward, sets remuneration levels for officers of the Company, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee met one time during 1996.

     The Audit Committee, which currently consists of Messrs. Dillard, Miller, Petri and Smith, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope of the audit engagement, reviews the independent public accountants' letter of comments and management's responses thereto, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times during 1996.

     The Executive Committee, which currently consists of Messrs. DeBartolo, David Simon, Herbert Simon, Melvin Simon and Sokolov, approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors between meetings of the Board of Directors, except in cases where action of the entire Board of Directors is required by the Charter, the By-Laws or applicable law and except where action by Independent Directors (as defined in the Company's Charter) is required by the Company's conflict of interest policies. The Executive Committee did not meet during 1996.

     The Nominating Committee, which currently consists of Ms. DeBartolo York and Messrs. Bayh, Prindiville, David Simon and Herbert Simon, nominates persons to serve as directors who are elected by the holders of Voting Stock. In considering persons to nominate, the Nominating Committee will consider persons recommended by shareholders. The Nominating Committee met one time in 1996.

     The By-Laws of the Company require that each committee except the Audit Committee and the Nominating Committee must have at least one member who was elected by the Class B Common Stock and at least one member elected by the Class C Common Stock. The entire Audit Committee and a majority of the Compensation Committee must be composed of Independent Directors. Further, the Nominating Committee is required to have five members with two members elected by the Class B Common Stock and one member elected by the Class C Common Stock.

     At the meeting of directors to be held following the Meeting, the Board will reappoint members of the Board to the four standing committees.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not employees of the Company annual compensation of $20,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Board of Directors or a committee thereof. Directors of the Company who are employees of the Company do not receive any compensation for their services as directors. In addition, all directors are reimbursed for their expenses incurred in attending directors' meetings.

     Each director who is not an employee of the Company participates in the Company's Director Stock Option Plan (the "Director Plan"). Each eligible director is automatically granted options ("Director Options") to purchase at the fair market value on the date of grant (i) 5,000 shares of Common Stock upon the director's initial election to the Board of Directors and (ii) 3,000 shares of Common Stock upon each reelection of such director to the Board of Directors. Director Options become exercisable on the first anniversary of the date of grant or at such earlier time as a change in control of the Company (as defined in the Director Plan) occurs, and remain exercisable through the tenth anniversary of the date of grant (the "Expiration Date"). Director Options that are exercisable terminate 30 days after the optionee ceases to be a member of the Board of Directors. The Board of Directors may amend, suspend or discontinue the Director Plan at any time. Certain specified amendments must be approved by the shareholders. In August 1996, in connection with the election of directors, Director Options to purchase an aggregate of 37,000 shares of Common Stock were granted to the nine directors then eligible to participate in the Director Plan. Such Director Options will become exercisable one year from the date of grant, or such earlier time as a change in control occurs.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1996, its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock have complied with all filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities to the Company for the year ended December 31, 1996, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 1996 (the "Named Executives"):

                         SUMMARY COMPENSATION TABLE(1)

                                                               LONG-TERM COMPENSATION
                                                               -----------------------
                                         ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                         -------------------     STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(2)   AWARDS(3)     OPTIONS     COMPENSATION(4)
--------------------------------  ----   --------   --------   ----------   ----------   ---------------
David Simon.....................  1996   $400,000   $161,000           --         --         $11,056
Chief Executive Officer           1995    400,000    102,735   $1,365,000         --          10,996
                                  1994    374,039    150,000           --         --          12,688
Randolph L. Foxworthy...........  1996   $350,000   $ 75,000           --         --         $12,081
Executive Vice President --       1995    350,000     75,000   $1,365,000         --          12,170
Corporate Development             1994    332,692     75,000           --         --          12,418
William J. Garvey...............  1996   $325,000   $ 85,000           --         --         $12,362
Executive Vice President --       1995    348,077     75,000   $1,365,000         --          12,450
Property Development              1994    312,019     60,000           --         --          13,471
James A. Napoli.................  1996   $316,154   $110,000           --         --         $11,684
Executive Vice President --       1995    300,000    100,000   $1,365,000         --          11,773
Leasing                           1994    291,346    120,000           --         --          13,145
Richard S. Sokolov..............  1996   $208,562   $175,000           --         --         $    --
President and Chief
Operating Officer

---------------
(1) Does not include compensation paid by DRC prior to the Merger.

(2) Bonus awards are accrued in the year indicated, but paid in the following year. The Compensation Committee is reviewing David Simon's compensation, and, as part of that review, may determine to award additional cash bonus compensation to him based on the Company's 1996 performance.

(3) Pursuant to the Company's five-year Stock Incentive Program, a total of 1,000,000 restricted shares of Common Stock were allocated on March 22, 1995, having a total value at the date of grant of $25.0 million. A portion of the restricted shares allocated are awarded and earned only if the Company attains annual and cumulative targets for growth in Funds From Operations. See "-- Employee Plan -- Stock Incentive Program," below. The amounts indicated in the table represent the total amount of restricted shares allocated which are subject to performance-based conditions before they are awarded and earned and to subsequent vesting requirements. Dividends are paid on restricted shares that are earned. Earned shares vest in four installments of 25% on January 1 of the year following the year in which the restricted shares are earned; provided that the participant remains an employee immediately prior to the vesting date. At December 31, 1996, the total number of restricted shares (and value at such date) that have been earned by the persons named in the table were as follows: David Simon -- 19,110 restricted shares ($592,410); Randolph L.
    Foxworthy -- 19,110 restricted shares ($592,410); William J. Garvey -- 19,110 restricted shares ($592,410); and James A. Napoli -- 19,110 restricted shares ($592,410).

(4) Represents annualized amounts of (i) employer paid contributions to the Company's 401(k) retirement plan and (ii) Company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the unexercised stock options granted to the Named Executives under the Employee Plan and held by them at December 31, 1996. No stock options were granted to the Named Executives in 1996.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                        DECEMBER 31, 1996 OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 1996           DECEMBER 31, 1996(1)
                            SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                          ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------   --------   -----------   -------------   -----------   -------------
David Simon...............           --             --     200,000             --      $ 1,750,000           --
Randolph L. Foxworthy.....           --             --     100,000             --          875,000           --
William J. Garvey.........       25,000        109,375      75,000             --          656,250           --
James A. Napoli...........       50,000        218,750      50,000             --          437,500           --
Richard S. Sokolov........           --             --          --             --               --           --

---------------
(1) The closing price of the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1996 was $31.00. Value is calculated on the basis of the difference between the exercise price and $31.00, multiplied by the number of shares of Common Stock underlying "in-the-money" options.

EMPLOYEE PLAN

     General. Under the Operating Partnership's Employee Stock Plan (the "Employee Plan") a maximum of 4,595,000 shares of Common Stock (subject to adjustment) are available for issuance to eligible officers and key employees. The Employee Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which consists of persons not eligible to participate in the Employee Plan. During the ten-year period following the adoption of the Employee Plan, the Committee may, subject to the terms of the Employee Plan, grant to key employees (including officers and directors who are employees) of the Operating Partnership or its "affiliates" (as defined in the Employee Plan) the following types of awards: incentive stock options ("ISOs") within the meaning of section 422 of the Code, "nonqualified stock options" ("NQSOs"), stock appreciation rights ("SARs"), performance units and shares of restricted or unrestricted Common Stock.

     Any award granted under the Employee Plan may be exercised over a period determined by the Committee in its discretion. The exercise price of an option (the "Option Price") may not be less than the fair market value of the shares of the Common Stock on the date of grant. The Committee may, in its discretion, with the grantee's consent, amend, cancel, substitute, accelerate the exercisability of or extend the scheduled expiration date of any award, provided however, that no award may be exercisable more than ten years after the date of grant. The Board of Directors of the Company in its capacity as a general partner of the Operating Partnership may amend, suspend or discontinue the Employee Plan at any time. Certain specified amendments must be approved by shareholders.

     Option Grants. No options were granted under the Employee Plan during 1996. All options granted to date under the Employee Plan are exercisable at the fair market value of the Common Stock on the date of grant, have a ten-year term, generally vest 40% on the first anniversary of the grant date and an additional 30% on the second anniversary of the grant date, and generally become 100% vested three years after the grant date.

     Stock Incentive Program. Under the Company's five-year stock-based incentive program (the "Stock Incentive Program"), an aggregate of 1,000,000 restricted shares of Common Stock were allocated in March 1995 under the Employee Plan to a total of 50 executive officers and key employees. A percentage of the total number of shares allocated, ranging from 15% to 25%, may be earned in each of the five years of the program only if the Company attains annual and cumulative targets for growth in Funds From Operations. The determination of whether the Company has achieved its targets for a particular year is made in March of the following year (the "Determination Date") and, to the extent the targets have been achieved, a portion of the allocation of shares of restricted stock is deemed to be earned and is awarded as of the Determination Date. Although the participant is entitled to vote all earned shares and receive distributions paid thereon as of the Determination Date, earned shares vest in four installments of 25% each on January 1, of each year following the year in which the Determination Date occurs. The participant must be employed by the Company on the day prior to the vesting date to receive such shares, otherwise the earned shares are forfeited.

INCENTIVE BONUS PLAN

     The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of the Company, the participant's business unit and the individual participant. At the beginning of a year, the Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and three levels of performance that must be attained in order to trigger the award of the bonuses. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

DEFERRED COMPENSATION PLAN

     The Operating Partnership has a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. The Company, at its discretion, may contribute a matching amount equal to a rate selected by the Company, and an additional incentive contribution amount on such terms as the Company may specify. All participant deferrals and Company matching and incentive contributions are credited to a participant's account and remain general assets of the Company. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of the Company, a participant becomes vested in Company matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of the Company, a participant becomes 100% vested in his account.

     All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of the Company.

OTHER RETIREMENT PLANS

     The Operating Partnership and certain related entities maintain a tax-qualified retirement savings plan for eligible employees which contains a cash or deferred arrangement described in section 401(k) of the Code. Prior to the Merger, DeBartolo Properties Management, Inc. ("DPMI") maintained a 401(k) plan for employees of DRC and related entities. Following the Merger, in which the Operating Partnership acquired substantially all of the economic interest in DPMI, the individual 401(k) plans were continued.

     The Operating Partnership's plan permits participants to defer up to a maximum of 12% of their compensation (as defined in the plan), subject to certain limits imposed by the Code. Participants' salary deferrals are matched by participating employers in an amount equal to 100% of the first 2% of such deferrals and 50% of the next 4% of such deferrals. In addition, participating employers contribute annually 3% of eligible employees' compensation (as defined in the plan). Amounts deferred by employees are immediately vested; amounts contributed by participating employers become vested 30% after the completion of three years of service, 40% after the completion of four years of service and an additional 20% after the completion of each additional year of service until 100% vested after the completion of seven years of service.

     The DPMI plan permits participants to defer up to a maximum of 16% of their compensation (as defined in the plan), subject to certain limits imposed by the Code. Highly compensated participants (as defined in the plan) are limited to a 4% deferral. Participants' salary deferrals are matched by participating employers in an amount equal to 100% of the first 4% of such deferrals. Amounts deferred by employees are immediately vested; amounts contributed by participating employers become vested 100% after the completion of five years of service.

     Management intends to merge the DPMI plan into the Operating Partnership's plan on April 1, 1997. The resulting plan will permit participants to defer up to a maximum of 16% of their compensation (as defined in the plan), subject to certain limits imposed by the Code. Participants' salary deferrals will be matched by participating employers in an amount equal to 100% of the first 2% of such deferrals and 50% of the next 3% of such deferrals. In addition, participating employers will contribute annually 2% of eligible employees' compensation (as defined in the plan). Amounts deferred by employees will be immediately vested; amounts contributed by participating employers will become vested 30% after the completion of three years of service, 40% after the completion of four years of service and an additional 20% after the completion of each additional year of service until 100% vested after the completion of seven years of service. Employer matching contributions from the DPMI plan will be subject to the vesting schedule for the DPMI plan.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL PRINCIPLES

     As a general matter, the Company has adopted a compensation philosophy which embraces the concept of pay-for-performance. The Company's strategy is to link executive management compensation with the Company's performance and shareholder return and to reward management for results that are consistent with the key goals of the Company. This is described further below under "1996 Executive Officer Compensation." The Company believes that its compensation program attracts result-oriented employees and motivates them to achieve higher levels of performance.

     It is the Company's policy to establish executive officer base salary at levels which are slightly below industry statistical norms for comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

1996 CEO COMPENSATION

     David Simon was paid a base salary of $400,000 for 1996 and received a bonus of $161,000 in March 1997 with respect to 1996 performance. No stock options were granted to David Simon under the Employee Plan during 1996. At December 31, 1996, he held exercisable options to acquire 200,000 shares of Common Stock. Of David Simon's total allocation under the Stock Incentive Program of 54,600 shares of restricted stock, 19,110 shares were earned and awarded as of December 31, 1996, because the Company met its targets for growth in Funds From Operations for 1994 and 1995. Based on information provided by the Company's compensation consultants, management believes that David Simon's total compensation in 1996 was below the 25th percentile for chief executive officers of REITs with comparable market capitalizations.

1996 EXECUTIVE OFFICER COMPENSATION

     The Company compensates its executive officers through four principal elements. The first element, base pay, is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels. The second element is participation in a discretionary Bonus Plan. Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Company, the participant's business unit and the individual participant. Bonuses of

$796,000 were paid in 1997 to the eight eligible executive officers with respect to 1996 performance. See "EXECUTIVE COMPENSATION -- Incentive Bonus Plan." The two remaining compensation elements are intended to link executive compensation more directly to increases in value of the Company's Common Stock. The third element consists of option awards under the Employee Plan. Although no options were granted during 1996, at December 31, 1996, the eight eligible executive officers held vested options to acquire an aggregate of 621,875 shares that were previously granted under the Employee Plan. The fourth element consists of allocation of restricted stock under the Company's five-year Stock Incentive Program. Under the Stock Incentive Program, allocations of restricted shares are earned and awarded if the performance-based goals of the program are met. Of the total 334,700 shares of restricted stock allocated to the eight eligible executive officers under the Stock Incentive Program, 117,145 shares were earned and awarded as of December 31, 1996 because the Company met its targets for growth in Funds From Operations for 1994 and 1995. See "EXECUTIVE
COMPENSATION -- Employee Plan." The Company believes that each element of its executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Company and its shareholders.

                            COMPENSATION COMMITTEE:

                            Philip J. Ward, Chairman

                  Birch Bayh                             Edward J. DeBartolo, Jr.
             Terry S. Pindiville                              Herbert Simon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee during 1996 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure herein pursuant to regulations of the Securities and Exchange Commission. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to regulations of the Securities and Exchange Commission.

                               PERFORMANCE GRAPH

     The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of the S&P Composite -- 500 Stock Index and the NAREIT Equity REIT Total Return Index for the period December 14, 1993, the date on which trading of the Company's Common Stock commenced, through December 31, 1996. The graph assumes an investment of $100 on December 14, 1993, a reinvestment of dividends and actual increase of the market value of the Company's Common Stock relative to an initial investment of $100. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                                           NAREIT Equity
        Measurement Period            Simon DeBartolo    REIT Total Return
      (Fiscal Year Covered)             Group, Inc.           Index              S&P 500
12/14/93                                 100.0000           100.0000             100.0000
12/31/93                                 101.6854            99.8985             100.7147
12/31/94                                 117.2120           103.0680             102.0243
12/31/95                                 124.9298           118.8057             140.2165
12/31/96                                 173.4442           160.7003             172.4132

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH THE SIMONS

     The Company has entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are executive officers of the Company. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through the Company or as passive investors until the later of (i) December 20, 2003, or (ii) the date that they are no longer directors or officers of the Company, and David Simon is prohibited from engaging in the shopping center business in North America other than through the Company and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. The foregoing restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from having an ownership interest in the properties in which the Simons previously owned an interest that were not contributed to the Company or Simon Property Group, L.P. ("SPG, LP") (the "Excluded Properties") and in M.S. Management Associates, Inc. (the "Management Company"), and serving as directors and officers of the Management Company. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

     The Simons continue to own, in whole or in part, the Excluded Properties. The Management Company has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arm's-length basis. Management believes, however, that the terms of such management agreements are fair to the Company.

MANAGEMENT COMPANY

     The Management Company manages regional malls and community shopping centers not wholly-owned by the Operating Partnership and certain other properties and also engages in certain property development activities. Of the outstanding voting common stock of the Management Company, 95% is owned by the Simons, which will enable the Simons to control the election of the board of directors of the Management Company. The Operating Partnership owns common stock representing 80% of the value of the outstanding stock of the Management Company, all of the outstanding participating preferred stock of the Management Company and a mortgage note of the Management Company, which entitles the Company to more than 90% of the anticipated after-tax economic benefits, in the form of dividends and interest, of the Management Company. The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management Company unless the Company owns at least a 25% interest in such property. The Management Company has agreed with the Company that, if in the future the Company is permitted by applicable tax law and regulations to conduct any or all of the activities that are now being conducted by the Management Company, the Management Company will not compete with the Company with respect to new or renewal business of this nature.

RELATIONSHIP WITH BAYH, CONNAUGHTON & MALONE, P.C.

     During 1996, the Company engaged the Washington, D.C. law firm of Bayh, Connaughton & Malone, P.C. to provide certain legal services. Birch Bayh, a director of the Company, is a shareholder of such firm.

OTHER TRANSACTIONS

     Phillip J. Ward, a director of the Company, is the Head of Real Estate Investments for CIGNA Investments, Inc., which has, or its affiliates have, made mortgage loans to the Company or its affiliates totaling approximately $290 million. These loans are considered to be arm's-length agreements.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Arthur Andersen LLP as the Company's independent accountants for 1997, subject to shareholder approval. Arthur Andersen LLP has served as the Company's independent accountants since the Company's inception.

     The Company expects that representatives of Arthur Andersen LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects that such representatives of Arthur Andersen LLP will be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1997.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1996, including financial statements audited by Arthur Andersen LLP, independent accountants, and their report thereon dated February 18, 1997, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 17, 1997. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE (EXCEPT FOR EXHIBITS, IF REQUESTED, FOR WHICH A REASONABLE FEE WILL BE CHARGED), UPON WRITTEN REQUEST TO SHELLY J. DORAN, SIMON DEBARTOLO GROUP, INC., INVESTOR RELATIONS, P. O. BOX 7033, INDIANAPOLIS, INDIANA 46207.

                  SHAREHOLDER PROPOSALS AT 1998 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in the proxy materials relating to the 1998 Annual Meeting of Shareholders is December 11, 1997. Proposals must comply with all of the requirements of Rule 14a-8 of the Securities and Exchange Commission as well as the advance notification requirements set forth in the Company's By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon DeBartolo Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

                          SIMON DeBARTOLO GROUP, INC.

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
P                          TO BE HELD ON MAY 14, 1997
R
O         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y

The undersigned holder(s) of shares of Common Stock of Simon DeBartolo Group, Inc. (the "Company") hereby appoints Herbert Simon and David Simon and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday, May 14, 1997 at 11:00 a.m., Indianapolis time, and any adjournment or adjournments thereof, and to vote all of the shares of Common Stock that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof:

1. To elect one director to serve for a term of one year:
   Nominee: Birch Bayh


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEE LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

                                                               SEE REVERSE SIDE

    Please mark your
/X/ votes as in this
    example

                       Vote                   Vote
                     FOR ALL                WITHHELD
                     nominees           for all nominees
                   listed above           listed above
                      [  ]                   [  ]

1. For, except vote withheld from the following nominee(s):

   ---------------------------------------------------------------

2. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for 1997:

                 FOR               AGAINST              ABSTAIN
                 [ ]                 [ ]                  [ ]

3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement thereof.


The undersigned hereby acknowledges receipt of the Notice of the Annual
Meeting of Shareholders, the Proxy Statement furnished therewith, and the Annual Report of the Company for the fiscal year ended December 31, 1996. Any proxy herebefore given to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

NOTE: Please fill in, sign and return this proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title to such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should each sign individually. (Please note any change of address on this proxy.)


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------

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SIGNATURE(S)                                                DATE